Consent of Independent Registered Public Accountants

To the Board of Directors
Leading Brands, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 22, 2007 relating to the consolidated financial statements of Leading Brands, Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended February 28, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Dunwoody LLP

Chartered Accountants
Vancouver, Canada

September 24, 2007